Exhibit 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Executive Employment Agreement entered into as of January 11, 2021 (“the Agreement”), by and between Red Cat Holdings, Inc., a Nevada corporation, Fat Shark Holdings, LTD., a Cayman Islands Exempted Company and Allan Evans, an individual, is made effective as of May 16, 2023.

For good and valuable consideration, including the covenants and agreements contained in this Amendment, and intending to continue to be bound by the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1.               Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.               The Term, as defined in the Agreement, is hereby extended to May 10, 2026, and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew the Agreement at least three (3) months prior to the expiration of the Term, as extended by this Amendment.

3.               All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement and this Amendment may only be modified with prior written agreement by all parties.

[Signature page follows immediately]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this First Amendment to Executive Employment Agreement as of the date first above written.

FAT SHARK HOLDINGS, INC.

By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Authorized Officer

ALLAN EVANS

/s/ Allan Evans

AGREED AND ACCEPTED
RED CAT HOLDINGS, INC.

By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer